EXHIBIT 10.72
SECOND AMENDMENT
TO THE DEFERRED COMPENSATION PLAN FOR
OUTSIDE DIRECTORS OF BOWATER INCORPORATED
     WHEREAS, Bowater Incorporated, a Delaware corporation (the “Corporation”), maintains the Deferred Compensation Plan for Outside Directors of Bowater Incorporated (as amended and restated effective January 1, 1997) (the “Plan”);
     WHEREAS, the Corporation desires to amend the Plan to (i) terminate the Plan effective as of December 31, 2008 and (ii) credit Participants’ outstanding account balances to the newly established AbitibiBowater Inc. Outside Director Deferred Compensation Plan effective July 1, 2008; and
     WHEREAS, the Corporation, as successor to the Officer Committee, is authorized to amend the Plan pursuant to Section 6.01 of the Plan and terminate the Plan pursuant to Section 6.02 of the Plan.
     NOW, THEREFORE, effective as of December 31, 2008, the Plan is hereby amended to add a new Article VIII to read as follows:
“ARTICLE VIII.
DISCONTINUANCE OF THE PLAN
     Notwithstanding any provision in the Plan to the contrary, this Article shall apply effective December 31, 2008. The Plan is hereby terminated effective as of December 31, 2008. Participants’ outstanding Account balances as of December 31, 2008 shall be credited on January 1, 2009 to a bookkeeping account established in the name of the Participant under the AbitibiBowater Inc. Outside Director Deferred Compensation Plan and shall be subject to and paid pursuant to the terms of such plan.”
* * *
     IN WITNESS WHEREOF, the undersigned authorized officer of Bowater Incorporated has executed this Second Amendment to the Plan as of December 17, 2008, to evidence its adoption by Bowater Incorporated.

BOWATER INCORPORATED

By:	/s/ William G. Harvey William G. Harvey
Its:	Senior Vice President and Treasurer